Exhibit 10.33

Name:
Number of Shares of Stock subject to Stock Option:
Price Per Share:
Date of Grant:
Vesting Start Date:

Ultragenyx Pharmaceutical Inc.
2023 Incentive Plan

Non-statutory Stock Option Agreement (Directors)

This agreement (this “Agreement”) evidences a stock option granted by Ultragenyx Pharmaceutical Inc. (the “Company”) to the undersigned (the “Optionee”) pursuant to and subject to the terms of the Ultragenyx Pharmaceutical Inc. 2023 Incentive Plan (as amended from time to time, the “Plan”), which is incorporated herein by reference.

1.
Grant of Stock Option. The Company grants to the Optionee on the date set forth above (the “Date of Grant”) an option (the “Stock Option”) to purchase, on the terms provided herein and in the Plan, up to the number of shares of Stock set forth above (the “Shares”) with an exercise price per Share as set forth above, in each case subject to adjustment pursuant to Section 7(b) of the Plan in respect of transactions occurring after the date hereof.
2.
Meaning of Certain Terms. Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan. The following terms have the following meanings:
(a)
“Beneficiary” means, in the event of the Optionee’s death, the beneficiary named in the written designation (in form acceptable to the Administrator) most recently filed with the Administrator by the Optionee prior to the Optionee’s death and not subsequently revoked, or, if there is no such designated beneficiary, the executor or administrator of the Optionee’s estate. An effective beneficiary designation will be treated as having been revoked only upon receipt by the Administrator, prior to the Optionee’s death, of an instrument of revocation in form acceptable to the Administrator.
(b)
“Option Holder” means the Optionee or, if as of the relevant time the Stock Option has passed to a Beneficiary, the Beneficiary.
3.
Vesting; Method of Exercise; Treatment of the Stock Option Upon Cessation of Employment.
(a)
Vesting. As used herein with respect to the Stock Option or any portion thereof, the term “vest” means to become exercisable and the term “vested” as applied to any outstanding Stock Option means that the Stock Option is then exercisable, subject in each case to the terms of the Plan. Unless earlier terminated, forfeited, relinquished or expired, the Stock Option will vest as to all of the Shares initially subject to the Stock Option on the earlier of (i) the first anniversary of the Date of Grant or (ii) the date of the Company's annual meeting of stockholders first held after the Date of Grant. Notwithstanding the foregoing, Shares subject to the Stock Option shall not vest on any vesting date unless the Optionee has remained in continuous Employment from the Date of Grant through such vesting date.
(b)
Exercise of the Stock Option. No portion of the Stock Option may be exercised until such portion vests. Each election to exercise any vested portion of the Stock Option will be subject to the terms and conditions of the Plan and shall be in writing, signed by the Option Holder (or in such other form as is acceptable to the Administrator). Each such written exercise election must be received by the Company at its principal office or by such other party as the Administrator may prescribe and be accompanied by payment in full as provided in the Plan. The exercise price may be paid (i) by cash or check acceptable to the Administrator, (ii) to the extent permitted by the Administrator, through a broker-assisted cashless exercise program acceptable to the Administrator, (iii) by such other means, if any, as may be acceptable to the Administrator, or (iv) by any combination of the foregoing permissible forms of payment. In the event that the Stock Option is exercised by a person other than the Optionee, the Company will be under no obligation to deliver shares hereunder unless and until it is satisfied as to the authority of the Option Holder to exercise the Stock Option and compliance with applicable securities laws. The latest date on which the Stock Option or any portion thereof may be exercised will be the 10th anniversary of the Date of Grant (the “Final Exercise Date”); provided, however, if at such time the Optionee is prohibited by applicable law from exercising the Stock Option, the Final Exercise Date will be automatically extended to thirty (30) days following the date the Optionee is no longer prohibited from exercising the Stock Option. If the Stock Option is not exercised by the Final Exercise Date the Stock Option or any remaining portion thereof will thereupon immediately terminate.
(c)
Treatment of the Stock Option Upon Cessation of Employment. If the Optionee’s Employment ceases, the Stock Option, to the extent not already vested will be immediately forfeited, and any vested portion of the Stock Option that is then outstanding will be treated as follows:
(i)
Subject to clauses (ii) and (iii) below and Section 4 of this Agreement, the Stock Option, to the extent vested immediately prior to the cessation of the Optionee’s Employment, will remain exercisable until the earlier of (A) the date that is 24 months following the date of such cessation of Employment, or (B) the Final Exercise Date, and except to the extent previously exercised as permitted by this Section 3(c)(i) will thereupon immediately terminate.
(ii)
Subject to clauses (iii) below and Section 4 of this Agreement, the Stock Option, to the extent vested immediately prior to the cessation of the Optionee’s Employment due to death, will remain exercisable until the earlier of (A) the first anniversary of the Optionee’s death or (B) the Final Exercise Date, and except to the extent previously exercised as permitted by this Section 3(c)(ii) will thereupon immediately terminate.
(iii)
If the Optionee’s Employment is terminated by the Company and its subsidiaries in connection with an act or failure to act constituting Cause (as the Administrator, in its sole discretion, may determine), or such termination occurs in circumstances that in the determination of the Administrator would have entitled the Company and its subsidiaries to terminate the Optionee’s Employment for Cause, the Stock Option (whether or not vested) will immediately terminate and be forfeited upon such termination.
4.
Forfeiture; Recovery of Compensation.
(a)
The Administrator may cancel, rescind, withhold or otherwise limit or restrict the Stock Option at any time if the Optionee is not in compliance with all applicable provisions of this Agreement and the Plan.
(b)
By accepting the Stock Option, the Optionee expressly acknowledges and agrees that his or her rights, and those of any permitted transferee of the Stock Option, under the Stock Option to any Stock acquired under the Stock Option or proceeds from the disposition thereof, are subject to Section 6(a)(v) of the Plan (including any successor provision). Nothing in the preceding sentence shall be construed as limiting the general application of Section 8 of this Agreement.
5.
Transfer of Stock Option. The Stock Option may not be transferred except as expressly permitted under Section 6(a)(iii) of the Plan.
6.
Withholding. The Optionee shall be responsible for satisfying and paying all taxes arising from or due in connection with the Option, its exercise or a disposition of Shares acquired upon exercise of the Option. The Company shall have no liability or obligation related to the foregoing.
7.
Effect on Service. Neither the grant of the Stock Option, nor the issuance of Shares upon exercise of the Stock Option, will give the Optionee any right to be retained in the employ or service of the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge or discipline such Optionee at any time, or affect any right of such Optionee to terminate his or her Employment at any time.
8.
Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Date of Grant has been furnished to the Optionee. By exercising all or any part of the Stock Option, the Optionee agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control.
9.
Acknowledgements. The Optionee acknowledges and agrees that (a) this Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument, (b) this agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, shall constitute an original signature for all purposes hereunder and (c) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Optionee.

The Stock Option evidenced by this Agreement is a non-statutory option (that is, an option that does not qualify as an incentive stock option under Section 422 of the Code) and is granted to the Optionee in connection with the Optionee’s employment by or service to the Company and its qualifying subsidiaries. For purposes of the immediately preceding sentence, “qualifying subsidiary” means a subsidiary of the Company as to which the Company has a “controlling interest” as described in Treas. Regs. §1.409A-1(b)(5)(iii)(E)(1).

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer.

ULTRAGENYX PHARMACEUTICAL Inc.

By: /s/ Emil Kakkis

Name: Emil Kakkis, M.D., Ph.D.

Title: Chief Executive Officer

Dated:

Acknowledged and Agreed:

By_______________________